Exhibit 99.1

Aruba Networks Announces Preliminary Fiscal Third Quarter 2013 Results

SUNNYVALE, Calif., May 7, 2013 – Aruba Networks, Inc. (NASDAQ: ARUN) today announced preliminary results for the third quarter of fiscal year 2013 ended April 30, 2013.

Aruba expects revenue for the third quarter of fiscal year 2013 to be approximately $144 million to $147 million, below the company’s previously stated guidance of $159 million to $161 million. The company expects GAAP net loss to be in the range of $0.20 to $0.18 per share. Non-GAAP net income is expected to be in the range of $0.11 to $0.12 per share compared with previously stated guidance of approximately $0.20 per share.

Dominic Orr, Aruba’s president and chief executive officer, said, “In April, we saw a push out in customer orders across the Americas, Europe and Asia. We attribute this weakness primarily to a challenging economic environment worldwide. While we are disappointed with our results, we remain confident in the strength of our differentiated application-aware MOVE architecture and the value proposition we bring to the marketplace.”

On May 16, 2013 after the market closes, Aruba will release full financial results for the third quarter of fiscal year 2013 ended April 30, 2013, and will also host a conference call at 1:30 p.m. Pacific on that day for analysts and investors to discuss these results and its business outlook for the fourth quarter of fiscal year 2013. Open to the public, investors may access the call by dialing +1-480-629-9664. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4614156. International parties can access the replay at +1-303-590-3030 and should enter passcode 4614156.

Forward-Looking Statements

This press release contains forward-looking statements regarding our expected revenue and EPS results for the third quarter and the strength of our positioning and value proposition.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, among others: changes in our results as we complete our review and other procedures associated with closing the quarter; changes in overall information technology spending; business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission, or SEC, on October 11, 2012 and March 7, 2013, respectively, and available on the investor relations portion of our website at www.arubanetworks.com and on the SEC’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date of this release, and we do not assume any obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization of acquired intangible assets and other acquisition related expenses, and for periods prior to third quarter of fiscal 2013, the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP.

A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks enables IT organizations and users to securely address the Bring Your Own Device (BYOD) phenomenon, dramatically improving productivity and lowering capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook, and for the latest technical discussions on mobility and Aruba products visit Airheads Social at http://community.arubanetworks.com.

© 2013 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

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IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@arubanetworks.com	ir@arubanetworks.com